SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549




                                  FORM 8-K



                               CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported):  January 31, 2002




                       JMB/MANHATTAN ASSOCIATES, LTD.
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           (Exact name of registrant as specified in its charter)




   Illinois                     0-14547              36-3339372
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(State or other)              (Commission       (IRS Employer
Jurisdiction of               File Number)      Identification No.)
Organization




            900 N. Michigan Avenue, Chicago, Illinois  60611-1575
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                   (Address of principal executive office)




     Registrant's telephone number, including area code:  (312) 915-1987
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                               237 PARK AVENUE

                             NEW YORK, NEW YORK
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ITEM 5.  OTHER EVENTS.  JMB/Manhattan Associates, Ltd. (the "Partnership"),
indirectly through another partnership, owns an approximate 25% interest in JMB/NYC Office Building Associates, L.P. ("JMB/NYC"), which has a 99% limited partnership interest in 237/1290 Upper Tier Associates, L.P.
("Upper Tier"). On January 31, 2002, Upper Tier sold its interest in the partnership (the "237 Partnership") that owns the 237 Park Avenue Office Building and a portfolio of other investments to the general partner (the "237 General Partner") of the 237 Partnership. The 237 General Partner is not affiliated with the Partnership or its General Partners, and the sale price for Upper Tier's interest in the 237 Partnership was determined by arm's-length negotiations.

     In November 1999, JMB/NYC closed a transaction (the "Restructuring") pursuant to which, among other things, the 237 General Partner acquired the right, during the month of January of each calendar year commencing with 2002, to purchase Upper Tier's interest in the 237 Partnership for a price equal to the greater of the fair market value of such interest (determined in accordance with the partnership agreement of the 237 Partnership) and $656,566, of which JMB/NYC's share would be approximately $650,000.

     The 237 General Partner elected to acquire the interest in the 237 Partnership, and the purchase price was determined to be $656,566. JMB/NYC received its share of cash upon closing of approximately $650,000, of which the Partnership's share is approximately $160,000. The Partnership expects to recognize a gain for financial reporting and Federal income tax purposes in 2002 due to this transaction. As a result, Holders of Interests will recognize a substantial amount of net gain for Federal income tax purposes (corresponding at a minimum to all or most of their deficit capital account balances for tax purposes as of December 31, 2001) in 2002.

     The Partnership's indirect interest in the 237 Partnership was the Partnership's remaining investment property. As a result of the sale of the interest in the 237 Partnership, the Partnership currently anticipates that its liquidation and termination will occur during 2002, barring any unexpected circumstances.



ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

      (a)   Financial Statements.  Not applicable

      (b)   Proforma financial information.  Not applicable

      (c)   Exhibits.

            10.1 Assignment of Interest in Oak Hill Strategic Partners, L.P. by and between 237/1290 Upper Tier Associates, L.P. and FW Strategic Asset Management, L.P. dated as of January 31, 2002.













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                                 SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              JMB/MANHATTAN ASSOCIATES, LTD.

                              BY:   JMB/Manhattan Investors, Inc.
                                    Corporate General Partner




                                    By:   GAILEN J. HULL
                                          Gailen J. Hull
                                          Senior Vice President
                                          Principal Accounting Officer











Dated:  February 15, 2002




































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